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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  June 25, 2001
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                        Socrates Technologies Corporation
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             (Exact name of registrant as specified in its charter)

            Delaware                  0-26614               54-1707718
--------------------------------     -----------          ----------------
(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)     File Number)        Identification No.)

 14416 Fowlers Mill Drive, Gainesville, VA                   20155
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  (Address of principal executive offices)                (Zip code)

               Registrant's telephone number, including area code:
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                                 (703) 753-7114

          Former name or former address, if changed since last report:
               8133 Leesburg Pike, Suite 760-770, Vienna, VA 22182
                                 (703) 288-6500
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                        Socrates Technologies Corporation
                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Changes in Control of Registrant.
         None.

Item 2.  Acquisition or Disposition of Assets.
         None.

Item 3.  Bankruptcy or Receivership.

         Registrant is insolvent and no longer able to survive outside of bankruptcy protection. However, the decision for Registrant to place itself into Chapter 7, Liquidation, including its wholly owned subsidiary, Networkland, Inc., is at this point mainly a question of Registrant's legal defense strategy.

         Registrant has requested OTC:BB to stop the trading in Registrant's shares.

Item 4.  Changes in Registrant's Certifying Accountant.

Item 5.  Other Events.

         Registrant has retained Piper Marbury Rudnick & Wolfe LLP, 1251 Avenue of the Americas, New York, N.Y 10020 to represent Registrant, certain current and former directors, and management, in its defense against a certain lawsuit brought on by investors of Registrant's $4,5 million 4% Convertible Debenture. Registrant's insurance company Lloyds of London funds the legal defense.

Item 6.  Resignation of Directors.
         None.

Item 7.  Financial Statements, Pro Forma Financial Information
         None.

Item 8.  Change in Fiscal Year.
         None.
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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 25, 2001                       /s/ Andreas A. Keller
                                   ------------------------------------------
                                   Andreas A. Keller, Chief Executive Officer